UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ASTRIA THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASTRIA THERAPEUTICS, INC.
100 High Street, 28th Floor
Boston, MA 02110
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 9, 2022
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Astria Therapeutics, Inc. (the “Annual Meeting”), which is scheduled to be held at the Astria Therapeutics, Inc. offices at 100 High Street, 28th Floor, Boston, Massachusetts 02110 on June 9, 2022, at 9:00 a.m. Eastern Time.
At the Annual Meeting, stockholders will consider and vote on the following matters:
1.
The election of three Class I Directors to our Board of Directors, to serve for a three-year term until the 2025 annual meeting of stockholders;

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
The approval, by non-binding advisory vote, of our executive compensation; and

4.
The transaction of any other business properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

You can find more information, including the nominees for directors, in the attached proxy statement. The Board of Directors recommends that you vote in favor of each of the director nominees and proposals two and three as outlined in the attached proxy statement.
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to make our proxy materials available to all of our stockholders over the Internet. On or about April 27, 2022, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Annual Report”). The Notice also provides instructions on how to receive a paper copy of our proxy materials, including this proxy statement, our 2021 Annual Report and a form of proxy card.
We invite all stockholders to attend the Annual Meeting in person. Stockholders of record that hold common stock at the close of business on April 13, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.
Measures that we intend to follow to protect the safety of stockholders and other attendees at the Annual Meeting are expected to include:
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requiring proof of vaccination or a negative COVID-19 test result received within the preceding 72 hours;

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conducting health screenings for persons seeking entry to the Annual Meeting;

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enforcing social distancing guidelines;

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requiring attendees who do not provide written proof of vaccination to wear appropriate facial coverings;

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providing no food or beverage service; and

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streamlining the Annual Meeting itself to ensure that it is conducted as safely as possible.

We reserve the right to deny admission to the Annual Meeting for persons exhibiting symptoms or behavior that could place our stockholders, employees or facilities at risk.
As the COVID-19 pandemic and the public health response to it continue to evolve, we may impose additional procedures or limitations on Annual Meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will issue a press release and make a public filing with the Securities and Exchange Commission announcing any changes to the Annual Meeting, and we will also announce any changes at https://ir.astriatx.com. We encourage you to check this website prior to the Annual Meeting if you are considering attending. Most of all, we urge all of our stockholders to consider carefully the risks inherent in travel and in attending public gatherings such as the Annual Meeting in the continuing pandemic before making any decision to attend in person.
Whether or not you expect to attend the Annual Meeting in person, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. Most stockholders can vote over the Internet. In addition, if you received a paper copy of the proxy statement in the mail, you may also vote by telephone or by returning a proxy card. Your vote is important regardless of the number of shares you own. If you vote by the Internet or by telephone or send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
By order of the Board of Directors,
Jill C. Milne, Ph.D.
President and Chief Executive Officer
Boston, Massachusetts
April 27, 2022

Astria Therapeutics, Inc.
Proxy Statement

PROXY STATEMENT	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS	7
CORPORATE GOVERNANCE	11
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	23
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ASTRIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	32
PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	34
PRINCIPAL STOCKHOLDERS	35
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	38
REPORT OF THE AUDIT COMMITTEE	41
HOUSEHOLDING	42
STOCKHOLDER PROPOSALS	42
OTHER MATTERS	43

ASTRIA THERAPEUTICS, INC.
100 High Street, 28th Floor
Boston, MA 02110
617-349-1971
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 9, 2022
This proxy statement contains information about the 2022 Annual Meeting of Stockholders of Astria Therapeutics, Inc. (the “Annual Meeting”), which is scheduled to be held at the Astria Therapeutics, Inc. offices at 100 High Street, 28th Floor, Boston, Massachusetts 02110 on June 9, 2022, at 9:00 a.m. Eastern Time. The Board of Directors of Astria Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Astria,” “Company,” “our,” “we” or “us” refers to Astria Therapeutics, Inc.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Annual Meeting. You may revoke your proxy at any time before it is exercised during the Annual Meeting by giving our corporate secretary written notice to that effect.
On January 28, 2021, we acquired Quellis Biosciences, Inc. (“Quellis”), including the STAR-0215 program (the “Quellis Acquisition”), and announced a private placement that, upon closing in February 2021, resulted in gross proceeds to us of approximately $110.0 million before deducting placement agent and other offering expenses (the “February 2021 Financing”). In November 2020, after we stopped the development of our edasalonexent program as a potential treatment for Duchenne Muscular Dystrophy, we decided to explore and evaluate strategic options. The Quellis Acquisition was the result of our evaluation of strategic options.
As previously announced, we implemented a reverse stock split of our common stock at a reverse stock split ratio of one-for-six. Our common stock began trading on a split-adjusted basis on Nasdaq at the opening of trading on August 20, 2021. Accordingly, all share and price per share amounts for our common stock for all periods presented in this proxy statement have been retroactively adjusted to reflect the reverse stock split effected on August 20, 2021.
Also as previously announced, effective September 8, 2021, we changed our name from Catabasis Pharmaceuticals, Inc. to Astria Therapeutics, Inc.
Our Annual Report to Stockholders for the fiscal year ended December 31, 2021, and this proxy statement and proxy card are first being made available to stockholders on or about April 27, 2022.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 9, 2022:
This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at https://web.viewproxy.com/atxs/2022.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (“SEC”) on March 10, 2022 (the “2021 Annual Report on Form 10-K”), except for exhibits, will be furnished without charge to any stockholder upon written request to Astria Therapeutics, Inc., Attention: Corporate Secretary, 100 High Street, 28th Floor, Boston, MA 02110. This proxy statement and our 2021 Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov and our website at www.astriatx.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
The election of three Class I Directors to our Board of Directors, to serve for a three-year term until the 2025 annual meeting of stockholders;

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
The approval, by non-binding advisory vote, of our executive compensation; and

4.
The transaction of any other business properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.
Board of Directors Recommendation
Our Board of Directors unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class I Directors on our Board of Directors for a three-year term until the 2025 annual meeting of stockholders;
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
FOR the approval, on an advisory basis, of our executive compensation.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.
All stockholders will have the ability to access the proxy materials on the website referenced in the Notice and to request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet or through email to help reduce the environmental impact of our annual meetings. This proxy statement and our 2021 Annual Report on Form 10-K are also available for viewing, printing and downloading on the Internet at https://web.viewproxy.com/atxs/2022.
Who Can Vote at the Annual Meeting
Only stockholders of record of common stock at the close of business on the record date of April 13, 2022, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 13, 2022, there were 13,016,955 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
On the record date, we had 31,455 shares of Series X Preferred Stock (which were convertible into 5,242,500 shares of common stock) issued and outstanding. The Series X Preferred Stock is not entitled to vote on the matters being considered at the Annual Meeting.
Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”
Stockholder of Record.   If you have shares of common stock registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been made available to you directly by us. You may vote these shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or proxy card.
Beneficial Owner of Shares Held in Street Name.   If you hold shares of common stock in a brokerage account or through a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” For these shares, your set of proxy materials has been made available to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares of common stock held in your account by following the instructions contained on the Notice or the voting instruction card provided to you by that organization.
How to Attend the Annual Meeting
The Annual Meeting is open to all of our stockholders and will be held in person. To attend the Annual Meeting, you will need to register upon arrival. We also may check for your name on our stockholders’ list and ask you to produce valid identification. If your shares are held in “street name” by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Astria shares, it is possible that you will not be admitted to the Annual Meeting.
In light of the continuing COVID-19 pandemic, the Annual Meeting will be conducted in strict compliance with preventive measures recommended by public health experts. These measures are expected to include requiring proof of vaccination or a negative COVID-19 test result received within the preceding 72 hours; conducting health screenings for persons seeking entry to the Annual Meeting; enforcing social distancing guidelines; requiring attendees who do not provide written proof of vaccination to wear appropriate facial coverings; providing no food and beverage service; and streamlining the Annual Meeting itself to ensure that it is conducted as safely as possible. We reserve the right to deny admission to the Annual Meeting for persons exhibiting symptoms or behavior that could place our stockholders, employees or facilities at risk. As the COVID-19 pandemic and the public health response to it continue to evolve, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will issue a press release and make a public filing with the Securities and Exchange Commission announcing any changes to the Annual Meeting, and we will also announce any changes at https://ir.astriatx.com. We encourage you to check this website prior to the Annual Meeting if you are considering attending. Most of all, we urge all of our stockholders to consider carefully the risks inherent in travel and in attending public gatherings such as the Annual Meeting in the continuing pandemic before making any decision to attend in person.
For these reasons, we strongly urge stockholders to submit a proxy to vote your shares in advance of the Annual Meeting by submitting a proxy card, or by voting on the Internet or over the telephone. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs and protect the health and safety of our employees, advisors and other stockholders. Information on how to submit a proxy to vote your shares in advance of the Annual Meeting is discussed below.
How to Vote
Stockholder of Record.   If you are a stockholder of record of common stock, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so via the Internet, by telephone or by mail. Each of these methods is explained below.
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By Internet.   You may transmit your proxy voting instructions via the Internet by following the instructions provided on the Notice or the proxy card. You will need to have the control number that is on the Notice or the proxy card when voting. If you choose to vote via the Internet, you do not have to return the proxy card.

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By Telephone.   If you request printed copies of the proxy materials by mail and you live in the United States or Canada, you may vote by proxy by calling the toll-free number found on the proxy card. You must have the control number that is on the Notice or the proxy card when voting. If you choose to vote by telephone, you do not have to return the proxy card.
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By Mail.   If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the envelope provided.

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In Person at the Annual Meeting.   You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that, if you should become unable to attend the Annual Meeting, your shares will be voted as directed by you.

Internet and telephone voting for stockholders of record that hold common stock will be available up until 11:59 p.m. Eastern Time on June 8, 2022, and mailed proxy cards must be received by June 8, 2022, in order to be counted at the Annual Meeting. If the Annual Meeting is continued, adjourned or postponed, these deadlines may be extended.
Beneficial Owner of Shares Held in Street Name.   If your shares are held in street name (held for your account by a broker, trust or other nominee or custodian), you can vote your shares as follows:
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By Internet or Telephone.   You will receive instructions or a voting instruction form from your broker, trust or other nominee or custodian if you are permitted to vote by Internet or telephone.

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By Mail.   You will receive instructions from your broker, trust or other nominee or custodian explaining how to vote your shares by mail.

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In Person at the Annual Meeting.   If you attend the Annual Meeting, you may vote in person. To do so, you will need to show a picture identification as well as an account statement or a letter from the record holder indicating that you owned the shares as of the record date and obtain from the broker or other nominee who holds your shares a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting.

The voting deadlines and availability of Internet and telephone voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the instructions that you receive from that organization.
If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares but has not received voting instructions from you and does not indicate a vote for a particular proposal because the broker or other nominee does not have the authority to vote on that proposal. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
Ballot Measures Considered “Routine” and “Non-Routine”
The election of directors (Proposal No. 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on routine matters. If they exercise this discretionary authority, no broker non-votes are expected to exist in connection with Proposal No. 2.

The advisory vote on executive compensation (Proposal No. 3) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 3.
Votes Required to Elect Directors, Ratify Appointment of Ernst & Young LLP and Approve Executive Compensation.
Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting (Proposal No. 1). This means that the three nominees receiving the most votes “for” will be elected. Shares represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as votes “for” a director. Abstentions and broker non-votes will have no effect on this proposal.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2). Abstentions and broker non-votes, if any, will have no effect on this proposal.
The approval, by non-binding advisory vote, of our executive compensation requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 3). Abstentions and broker non-votes, if any, will have no effect on this proposal.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy via the Internet or by telephone or mail will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record that holds common stock, you may revoke your proxy before the vote is taken at the Annual Meeting:
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by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the Internet or telephone voting procedures described in the “How to Vote” section above;

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by voting in person at the Annual Meeting; or

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by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.
Your attendance at the Annual Meeting will not automatically revoke your proxy.
Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. In addition, we have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $18,000 in total.
Voting Results
We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to any of the proposals being voted on at the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. The authorized size of our Board of Directors is currently eight. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on our Board of Directors by appointment. The members of the classes are as follows:
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the Class I Directors are Jill C. Milne, Fred Callori and Michael Kishbauch, and their term will expire at the Annual Meeting;

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the Class II Directors are Kenneth Bate, Joanne Beck and Hugh Cole, and their term will expire at the annual meeting of stockholders to be held in 2023; and

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the Class III Directors are Gregg Lapointe and Jonathan Violin, and their term will expire at the annual meeting of the stockholders to be held in 2024.

Our bylaws require that each of the classes of our Board of Directors consist, as nearly as may be possible, of one-third of the total number of directors constituting our entire Board of Directors. Our Board of Directors, on the recommendation of our nominating and corporate governance committee, has nominated Jill C. Milne, Fred Callori and Michael Kishbauch for re-election as Class I Directors at the Annual Meeting. Each Class I Director that is elected at the Annual Meeting will be elected to serve for a three-year term that will expire at our annual meeting of stockholders to be held in 2025.
If no contrary indication is made, proxies will be voted for Jill C. Milne, Fred Callori and Michael Kishbauch or, in the event that any of these nominees is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any substitute nominee who is designated by our Board of Directors.
Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:
Nominees for Election to our Board of Directors
For a Three-Year Term Expiring at the
2025 Annual Meeting of Stockholders (Class I)
Name	Age	Present Position with Astria Therapeutics, Inc.
Jill C. Milne, Ph.D.	54	President, Chief Executive Officer and Director
Fred Callori	54	Director
Michael Kishbauch	73	Director
Jill C. Milne, Ph.D., is a co-founder of our Company and has served as a member of our Board of Directors and as our President and Chief Executive Officer since June 2008. Prior to co-founding our Company, Dr. Milne worked as head of discovery biology at Sirtris Pharmaceuticals, a biotechnology company, from 2004 to 2008, when it was acquired by GlaxoSmithKline. From 1998 to 2004, Dr. Milne worked at Pfizer Global Research and Development, where she served as the worldwide head of the Drug Pfinder Program and head of the Enzyme Target Group at the Pfizer Discovery Technology Center in Cambridge, Massachusetts. Prior to joining Pfizer, she was an American Cancer Society postdoctoral fellow in the department of biological chemistry and molecular pharmacology at Harvard Medical School from 1995 to 1998. Dr. Milne holds a Ph.D. from Harvard University and a B.A. in biological chemistry from Wellesley College. We believe that Dr. Milne is qualified to serve on our Board of Directors because of her extensive leadership experience in the life sciences industry and her extensive knowledge of our Company based on her role as co-founder and Chief Executive Officer.
Fred Callori has served member of our Board of Directors since January 2021. Since September 2017, Mr. Callori has served as Senior Vice President, Corporate Development at Xontogeny, LLC, a life sciences accelerator. Mr. Callori has also served as a partner in the Perceptive Xontogeny Venture Fund, L.P. since December 2019. Prior to Xontogeny and Perceptive, from 1998 to August 2017, Mr. Callori was a partner in the Life Science and Emerging Companies practices of Choate, Hall & Stewart LLP, a law firm. Mr. Callori holds a J.D. from Boston University School of Law and a B.A. in Economics from Binghamton University. We believe Mr. Callori is qualified to serve on our Board of Directors because of his experience in the life sciences industry and his corporate governance experience.
Michael Kishbauch has served as a member of our Board of Directors since April 2016. Mr. Kishbauch previously served as President and Chief Executive Officer of Achillion Pharmaceuticals, Inc., a biopharmaceutical company, from July 2004 until his retirement in September 2013. Prior to that, he founded and, from 1996 to 2004, served as President and Chief Executive Officer of OraPharma, a commercial-stage pharmaceutical company focused on oral health care that was acquired by Johnson & Johnson in 2003. Mr. Kishbauch also held senior management positions with MedImmune, Inc., a biotechnology company, from 1992 to 1995. Mr. Kishbauch formerly served as a director of Achillion Pharmaceuticals, Inc., a biopharmaceutical company, from July 2004 through January 2020, and Progenics Pharmaceuticals, Inc., a biopharmaceutical company, from 2013 through 2019. Mr. Kishbauch holds an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. in biology from Wesleyan University. We believe that Mr. Kishbauch is qualified to serve on our Board of Directors because of his extensive experience as an entrepreneur and as a public company senior executive in the biopharmaceutical industry.
Vote Required and Board of Directors Recommendation
Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. This means that the three nominees receiving the most votes “for” will be elected. Shares represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as votes “for” a director. Abstentions and broker non-votes will have no effect on this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF JILL C. MILNE, FRED CALLORI AND MICHAEL KISHBAUCH.
Members of our Board of Directors Continuing in Office
Term Expiring at the
2023 Annual Meeting of Stockholders (Class II)
Name	Age	Present Position with Astria Therapeutics, Inc.
Kenneth Bate	71	Director, Chair of the Board of Directors
Joanne Beck, Ph.D.	61	Director
Hugh Cole	57	Director
Kenneth Bate has served as a member of our Board of Directors since January 2014, as Co-Chair from February 2016 to February 2019 and as Chair since February 2019. Mr. Bate has served as an independent consultant in the biotechnology field since 2012. From April 2009 until December 2011, Mr. Bate was the President and Chief Executive Officer of Archemix Corp., a biotechnology company. From March 2006 to April 2009, Mr. Bate served in various positions at Archemix and NitroMed, Inc., a pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate was head of commercial operations and Chief Financial Officer at of Millennium Pharmaceuticals, a pharmaceutical company. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB-Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, Mr. Bate was employed with Biogen, Inc., a biotechnology company, first as its Chief Financial Officer and then as head of the commercial organization. Mr. Bate is a director of four other biopharmaceutical companies: AVEO Pharmaceuticals, Genocea Biosciences, Epizyme Pharmaceuticals and Madrigal Pharmaceuticals. During the last five years, Mr. Bate served as a member of the board of directors of biopharmaceutical companies Cubist Pharmaceuticals, Inc., Biomarin Pharmaceutical Inc. and Vanda Pharmaceuticals Inc. He holds an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. in chemistry from Williams College. We believe that Mr. Bate is qualified to serve on our Board of Directors because of his operating, finance, commercial, transactional and senior management experience in the industry as well as his experience serving on the boards of directors of other public companies in the life sciences industry.
Joanne Beck, Ph.D., has served as a member of our Board of Directors since February 2019. Dr. Beck is currently the Chief Operations Officer, a position in which she has served since December 2019, and co-CEO (ad interim), a position in which she has served since January 2022, at Boston Pharmaceuticals, a biopharmaceutical company. From April 2016 to December 2019, Dr. Beck served as the Executive Vice President of Global Pharmaceutical Development and Operations at Celgene Corporation, a biopharmaceutical company. From 2012 to March 2016, Dr. Beck was Senior Vice President of Pharmaceutical Development at Shire Plc, a biopharmaceutical company. Prior to Shire, she held positions of increasing responsibility in Global Pharmaceutical Operations at Abbott Laboratories, a pharmaceuticals and healthcare products company, and was the site head of Abbott Vascular Instruments GmbH. Prior to Abbott, Dr. Beck held positions in Process Development at Genentech and Amgen, both biotechnology companies. Dr. Beck currently serves as a member of the board of directors of biopharmaceutical company Orchard Therapeutics. Dr. Beck holds a Ph.D. in biochemistry and molecular biology from Oregon Health and Science University, completed a postdoctoral fellowship in the department of Pharmaceutical Chemistry at the University of California, San Francisco and holds a B.A. in chemistry from Lewis and Clark College. We believe that Dr. Beck is qualified to serve on our Board of Directors because of her significant experience in the areas of process development, manufacturing and supply chain of biopharmaceuticals and her experience as an executive officer and board member in the pharmaceutical industry.
Hugh Cole has served as a member of our Board of Directors since July 2019. Mr. Cole is currently the Chief Business Officer and Head of Corporate Development at Jounce Therapeutics, a biotechnology company, a position in which he has served since August 2017. From 2014 to July 2017, Mr. Cole was the Chief Business Officer at ARIAD Pharmaceuticals, a pharmaceutical company. Prior to ARIAD Pharmaceuticals, he held positions of increasing responsibility at Shire Pharmaceuticals, most recently Senior Vice President, Strategic Planning and Program Management from 2012 to 2014, Global Franchise Leader from 2009 to 2012 and head of Business Development for Shire’s rare disease business from 2007 to 2009. Prior to Shire, Mr. Cole held various positions in Business Development at Oscient Pharmaceuticals Corporation, a pharmaceutical company, and Millennium Pharmaceuticals. Mr. Cole holds an A.B. in Chemistry from Harvard University and an M.B.A. in Health Care Management and Finance from The Wharton School of the University of Pennsylvania. We believe that Mr. Cole is qualified to serve on our Board of Directors because of his significant experience in the areas of business development and strategic planning and his experience as an executive officer in the pharmaceutical industry.
Term Expiring at the
2024 Annual Meeting of Stockholders (Class III)
Name	Age	Present Position with Astria Therapeutics, Inc.
Gregg Lapointe	63	Director
Jonathan Violin, Ph.D.	47	Director
Gregg Lapointe has served as a member of our Board of Directors since January 2019. Since 2012, Mr. Lapointe has served as Co-Founder and Chief Executive Officer of Cerium Pharmaceuticals, Inc., a biopharmaceutical company. He previously held varying roles at Sigma-Tau Pharmaceuticals, Inc., a biopharmaceutical company, from 2001 through 2012, including Chief Operating Officer from 2003 to 2008 and Chief Executive Officer from 2008 to 2012. From 1996 to 2001, Mr. Lapointe served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.), a specialty textiles manufacturer. Mr. Lapointe began his career at Price Waterhouse and is a Certified Public Accountant. He currently serves on the board of directors of two biopharmaceutical companies: Soligenix, Inc. and Rigel Pharmaceuticals, Inc. During the last five years, Mr. Lapointe served as a member of the board of directors of biotechnology companies: Plus Therapeutics, Inc. (formerly known as Cytori Therapeutics, Inc.), SciClone Pharmaceuticals, Inc., Raptor Pharmaceuticals, Inc. and ImmunoCellular Therapeutics, Inc. He holds an M.B.A. from Duke University and a Bachelor of Commerce from Concordia University. We believe that Mr. Lapointe is qualified to serve on our Board of Directors because of his significant experience in the areas of finance, management and specialty drug commercialization and his experience as an executive officer and board member in the pharmaceutical industry.
Jonathan Violin, Ph.D., has served as a member of our Board of Directors since January 2021. Dr. Violin was a co-founder of Quellis and was its Treasurer and Secretary from December 2018 until the Quellis Acquisition, and served as President of Quellis from December 2018 to December 2020. Dr. Violin also served as a consultant for Quellis from December 2017 through April 2021. Dr. Violin has served as President and Chief Executive Officer of Viridian Therapeutics, Inc. (formerly Miragen Therapeutics, Inc.), a biotechnology company (“Viridian”), since January 2021 and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. Dr. Violin also co-founded Dianthus Therapeutics, Inc., a biotechnology company, in May 2019 and co-founded and helped lead Trevena Inc., a biotechnology company, in various roles from 2008 until November 2018, most recently as SVP, Scientific Affairs and Investor Relations Officer. Dr. Violin holds a Ph.D. from the Department of Pharmacology at the University of California, San Diego, a M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business and a Bachelor of Sciences in Chemical Pharmacology from Duke University. We believe that Dr. Violin is qualified to serve on our Board of Directors because of his deep clinical and scientific experience, especially in the areas of discovering and developing novel therapeutics, and experience as an executive officer in the pharmaceutical industry.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that Astria is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines. We have posted copies of our code of business conduct and ethics and corporate governance guidelines on the “Corporate Governance” page of the “Investors” section of our website, www.astriatx.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Astria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110, Attention: Investor Relations. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that compensation committee members also satisfy heightened independence requirements contained in the Nasdaq Listing Rules and Rule 10C-1 under the Exchange Act.
Under Nasdaq Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Exchange Act Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
When determining the independence of the members of our compensation committee under the heightened independence requirements contained in the Nasdaq Listing Rules and Exchange Act Rule 10C-1, our Board of Directors is required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with our Company, a subsidiary of our Company or an affiliate of a subsidiary of our Company.
Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, other than Dr. Milne, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board of Directors also has determined that Mr. Lapointe, Mr. Bate and Mr. Cole, who comprise our audit committee, and Mr. Kishbauch, Dr. Beck and Mr. Callori, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure
Our Board of Directors has chosen to separate the role of our Chief Executive Officer and the role of Chair of the Board of Directors. Our Board of Directors is currently chaired by Mr. Bate, who possesses an in-depth knowledge of the issues, opportunities and challenges we face. We believe he is the person best positioned to ensure our Board of Directors’ time and attention is focused on the most critical matters. We currently separate the roles of Chair of the Board of Directors and Chief Executive Officer because we believe that this structure enhances our Board’s oversight of, and independence from, management, and enables our Board to carry out its responsibilities on behalf of our stockholders. This leadership structure also allows Dr. Milne, our Chief Executive Officer, to focus her time and energy on operating and managing the Company, while leveraging the experience and perspective of Mr. Bate.
Our Board’s Role in Risk Oversight
Our Board of Directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, compliance, environmental, social, governance and reputational risk.
Our audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by our audit committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee manages risks associated with the independence of our Board of Directors, corporate disclosure practices, potential conflicts of interest and environmental, social and governance risks. Our science and technology committee has responsibility for risk management in areas affecting our research and development. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.
Board of Directors Meetings
Our Board of Directors met nine times during 2021 and acted by written consent four times in 2021. Two of our Board of Directors meetings occurred prior to Mr. Callori and Dr. Violin becoming directors and one of our nominating and corporate governance committee meetings occurred prior to Mr. Callori becoming a member of this committee. During the year, each of our directors attended 75% or more of the total number of meetings of our Board of Directors and the committees on which he or she served.
Committees of our Board of Directors
We have four standing committees: our audit committee, our compensation committee, our nominating and corporate governance committee and our science and technology committee. Each of these committees has a written charter approved by our Board of Directors. A copy of each charter can be found on the “Corporate Governance” page of the “Investors” section of our website at www.astriatx.com. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
Audit Committee
The members of our audit committee are Mr. Bate, Mr. Cole and Mr. Lapointe. Mr. Lapointe is the chair of our audit committee and served in that capacity in 2021. Our Board of Directors has determined that each of Mr. Bate, Mr. Cole and Mr. Lapointe qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered the formal education and nature and scope of each such director’s previous experience, coupled with past and present service on various audit committees. Our audit committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee met four times during 2021. Our audit committee’s responsibilities include:
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appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

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overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

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reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

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overseeing our internal audit function, if any;

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discussing our risk management policies;

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establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

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meeting independently with our registered public accounting firm and management;

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reviewing and approving or ratifying any related person transactions; and

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preparing the audit committee report required by SEC rules.

We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Our Board of Directors has determined that Mr. Bate, Mr. Cole and Mr. Lapointe are independent as independence is currently defined in applicable Nasdaq listing standards and SEC rules and regulations.
Compensation Committee
The current members of our compensation committee are Dr. Beck, Mr. Callori and Mr. Kishbauch. Mr. Callori was appointed to our compensation committee in January 2021 upon joining our Board of Directors in connection with the Quellis Acquisition. Mr. Kishbauch is the chair of our compensation committee and served in that capacity during 2021. Our compensation committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee met four times during 2021 and acted by written consent two times in 2021. Our compensation committee’s responsibilities include:
•
reviewing, assessing, and making recommendations to our Board of Directors with regards to the Company’s organizational health, including areas and programs related to hiring, retention, promotion, diversity, equity and inclusion;

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reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;

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overseeing the evaluation of senior executives;

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reviewing and making recommendations to our Board of Directors relating to management succession planning;

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overseeing and administering our cash and equity incentive plans;

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reviewing and making recommendations to our Board of Directors with respect to director compensation; and

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preparing the compensation committee report required by SEC rules, if applicable.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Our Board of Directors has determined that Dr. Beck, Mr. Callori and Mr. Kishbauch are independent as independence is currently defined in applicable Nasdaq listing standards and SEC rules and regulations.
Our compensation committee engaged Aon Rewards Solutions, a part of Aon plc (“Aon”), as its compensation consultant in connection with making compensation recommendations for our executive officers for 2021. Our compensation committee considered the relationship that Aon has with us, the members of our Board of Directors and our executive officers. Based on our compensation committee’s evaluation, our compensation committee has determined that no conflicts of interest exist between our Company and Aon.
Aon assisted our compensation committee in conducting a competitive compensation assessment for our executive officers for 2021. In 2021, following the Quellis Acquisition and the February 2021 Financing, our compensation committee, with the assistance of Aon, assessed our existing peer group and determined that the peer group was not matched to our new profile, including our stage of development, therapeutic focus and market capitalization. In evaluating the total compensation of our executive officers, our compensation committee, with the assistance of Aon, established an entirely new peer group of 18 publicly traded companies in the biopharmaceutical industry that was selected based on companies whose market capitalization, number of employees and stage of clinical development were similar to our new profile.
The peer group for our executive benchmarking as approved by our compensation committee for 2021 was comprised of the following companies:
Adicet Bio, Inc.	Eledon Pharmaceuticals, Inc.	LogicBio Therapeutics, Inc.
Akouos, Inc.	Foghorn Therapeutics Inc.	Mustang Bio, Inc.
Avidity Biosciences, Inc.	iBio, Inc.	Neoleukin Therapeutics, Inc.
AVROBIO, Inc.	Immunome, Inc.	NeuBase Therapeutics, Inc.
Celldex Therapeutics, Inc.	Inozyme Pharma, Inc.	Ocugen, Inc.
Cue Biopharma, Inc.	Larimar Therapeutics, Inc.	Viridian Therapeutics, Inc.
Aon then supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.
Our compensation committee approves the compensation objectives for our Company, approves the compensation of our executive officers (other than our Chief Executive Officer) and provides a recommendation to our Board of Directors on the compensation of our Chief Executive Officer. Our compensation committee reviews all compensation components including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation. See “Executive Compensation — Narrative to Summary Compensation Table” below for more information regarding the roles of our compensation committee, our Board of Directors and compensation consultant in determining or recommending the amount or form of executive compensation.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Mr. Bate, Mr. Callori and Mr. Kishbauch. Mr. Callori was appointed to our nominating and corporate governance committee in January 2021 upon joining our Board of Directors in connection with the Quellis Acquisition. Mr. Bate is the chair of our nominating and corporate governance committee and served in that capacity in 2021. Our nominating and corporate governance committee met three times during 2021. Our nominating and corporate governance committee’s responsibilities include:
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identifying individuals qualified to become members of our Board of Directors with a particular focus on actively seeking out highly qualified women and individuals from minority groups to include in the pool of candidates from which Board nominees are chosen;

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recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of our Board of Directors;

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developing and recommending corporate governance principles to our Board of Directors;

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overseeing periodic evaluations of our Board of Directors; and

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overseeing environmental, social and governance matters applicable to the Company.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Our Board of Directors has determined that Mr. Bate, Mr. Callori and Mr. Kishbauch are independent as independence is currently defined in applicable Nasdaq listing standards.
Science and Technology Committee
The members of our science and technology committee are Dr. Violin and Dr. Beck. Dr. Violin was appointed to our science and technology committee in January 2021 upon joining our Board of Directors in connection with the Quellis Acquisition, and was appointed as chair of the committee in September 2021. Until the Quellis Acquisition in January 2021, the members of the committee were Dr. Burt Adelman and Dr. Beck. Dr. Adelman resigned from our Board in connection with the Quellis Acquisition. Our science and technology committee met four times during 2021. Our science and technology committee’s responsibilities include:
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reviewing, evaluating and advising our Board of Directors and management regarding the long-term strategic goals and objectives and the direction of our research and development programs;

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monitoring and evaluating trends in research and development, and recommending to our Board of Directors and management emerging technologies for building our technological strength;

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recommending approaches to acquiring and maintaining technology positions;

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regularly reviewing our research and development pipeline; and

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assisting our Board of Directors with its oversight responsibility for enterprise risk management in areas affecting our research and development.

Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.astriatx.com, a current copy of the code and all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
Anti-Hedging Policy
We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, our directors, certain consultants, contractors, and other persons associated with the Company and certain of such individuals family members and affiliated persons and entities, from engaging in short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities, unless such purchase or sale is approved by the Audit Committee; using our securities as collateral in a margin account; and pledging our securities as collateral for a loan unless approved by the Audit Committee.
Board Diversity
We strive to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age and experiences. Diversity is an important consideration in the director selection and nomination process and, in connection with that, our Board is committed to actively seeking out women and individuals from minority groups who meet the selection criteria to be nominated to our Board of Directors. Our nominating and corporate governance committee assesses diversity in connection with the annual nomination process as well as in new director searches.
Board Diversity Matrix (As of April 27, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending the persons to be nominated for election as directors.
Director Qualifications
In evaluating director nominees, our nominating and corporate governance committee will consider, among other things, the following factors:
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reputation for integrity, honesty and adherence to high ethical standards;

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demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our Company;

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commitment to understand our Company and its industry;

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interest and ability to understand the sometimes conflicting interests of the various constituencies of our Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

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diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our Board of Directors.

Our nominating and corporate governance committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, our nominating and corporate governance committee believes that the background and qualifications of our Board of Directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Our nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on our Board of Directors.

Our nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of our Company and its stockholders. Our nominating and corporate governance committee further believes it is appropriate for at least one member of our Board of Directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board of Directors be independent as required under the applicable Nasdaq standards. Our nominating and corporate governance committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board of Directors. The performance of our Board of Directors and our directors’ qualification criteria are reviewed periodically by our nominating and corporate governance committee.
Identification and Evaluation of Nominees for Directors
Our nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with our nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective or expertise.
If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, our nominating and corporate governance committee will work to identify a new nominee that meets the criteria above. Our nominating and corporate governance committee generally inquires of our Board of Directors and members of management for their recommendations. Our nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. Our nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of our nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, our nominating and corporate governance committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our nominating and corporate governance committee makes its recommendation to our Board of Directors. Our nominating and corporate governance committee has previously used, and may in the future use, a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
In connection with the Quellis Acquisition, we negotiated with Quellis regarding the composition of our Board of Directors following the Quellis Acquisition and agreed that, upon the closing of the Quellis Acquisition, two new directors from Quellis would be added to our Board of Directors. Our nominating and corporate governance committee discussed the potential candidates proposed by Quellis, Dr. Violin and Mr. Callori, and their qualifications, experience and background and recommended to our Board of Directors that Dr. Violin and Mr. Callori be appointed to our Board.
We have not received director candidate recommendations from our stockholders. However, any recommendations received from our stockholders will be evaluated by following substantially the same process, and applying the same criteria, used to evaluate potential nominees suggested by members of our Board of Directors, management or other parties.
Stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give our nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2023 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Director Attendance at Annual Meetings
Under our corporate governance guidelines, members of our Board of Directors are responsible for attending our annual meetings, and we encourage all of our directors to attend. In 2021, as a result of the COVID-19 pandemic, the 2021 Annual Meeting of Stockholders was held virtually. All of our directors attended the virtual meeting.
Communications with Our Board of Directors
Stockholders seeking to communicate with our Board of Directors should submit their written comments to Astria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110, Attention: Corporate Secretary. Our corporate secretary will forward such communications to each member of our Board of Directors; provided that, if, in the opinion of our corporate secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Director Compensation
The following table sets forth information regarding compensation earned by our non-employee directors during 2021. All of the directors listed below, except for Dr. Violin, Mr. Callori and Dr. Adelman, served as directors for all of 2021. Dr. Violin and Mr. Callori joined our Board as of January 28, 2021, in connection with the Quellis Acquisition. Dr. Adelman resigned from our Board on January 28, 2021, in connection with the Quellis Acquisition. Dr. Milne, our President and Chief Executive Officer, is excluded from the table because she is an executive officer and we do not provide any compensation to Dr. Milne for her service as a director. Dr. Milne’s compensation as an executive officer is set forth below under “Executive Compensation.”
Name	Fees earned or paid in cash ($)	Option awards ($)(1)	All other compensation ($)(2)	Total ($)
Burt Adelman, M.D.	3,500	—	—	3,500
Kenneth Bate	85,000	127,940	—	212,940
Joanne Beck, Ph.D.	45,000	127,940	—	172,940
Fred Callori	40,347	131,261	—	171,608
Hugh Cole	42,500	127,940	—	170,440
Michael Kishbauch	48,750	127,940	—	176,690
Gregg Lapointe	55,000	127,940	—	182,940
Jonathan Violin, Ph.D.	38,343	131,261	12,500	182,104

(1)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of awards granted during 2021 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to the consolidated financial statements included in our 2021 Annual Report on Form 10-K. As of December 31, 2021:

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As of Dr. Adelman’s departure from our Board on January 28, 2021, 1,250 options were cancelled and the remaining options were forfeited on April 28, 2021.

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Mr. Bate held stock options to purchase an aggregate of 19,963 shares of common stock, 3,297 shares of which were vested as of December 31, 2021; 5,556 of the shares are scheduled to vest on June 2, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024 .

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Dr. Beck held stock options to purchase an aggregate of 20,416 shares of common stock, 2,917 shares of which were vested as of December 31, 2021; 833 of the shares vested on February 13, 2022; 5,556 of the shares are scheduled to vest on June 2, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024 .

•
Mr. Callori held stock options to purchase an aggregate of 16,666 shares of common stock, none of which were vested as of December 31, 2021; 834 of the shares vested on January 28, 2022; 4,722 of the shares are scheduled to vest on June 2, 2022; 833 of the shares are scheduled to vest on January 28, 2023; 4,722 of the shares are scheduled to vest on June 2, 2023; 833 of the shares are scheduled to vest on January 28, 2024; and 4,722 of the shares are scheduled to vest on June 2, 2024.

•
Mr. Cole held stock options to purchase an aggregate of 20,416 shares of common stock, 2,917 shares of which were vested as of December 31, 2021; 5,556 of the shares are scheduled to vest on June 2, 2022; 833 of the shares are scheduled to vest on July 26, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

•
Mr. Kishbauch held stock options to purchase an aggregate of 19,723 shares of common stock, 3,057 shares of which were vested as of December 31, 2021; 5,556 of the shares are scheduled to vest on June 2, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

•
Mr. Lapointe held stock options to purchase an aggregate of 20,415 shares of common stock, 2,917 shares of which were vested as of December 31, 2021; 155 of the shares vested on January 3, 2022; 677 of the shares vested on February 13, 2022; 5,556 of the shares are scheduled to vest on June 2, 2022; 5,555 of the shares are scheduled to vest on June 2, 2023; and 5,555 of the shares are scheduled to vest on June 2, 2024.

•
Dr. Violin held stock options to purchase an aggregate of 16,666 shares of common stock, none of which were vested as of December 31, 2021; 834 of the shares vested on January 28, 2022; 4,722 of the shares are scheduled to vest on June 2, 2022; 833 of the shares are scheduled to vest on January 28, 2023; 4,722 of the shares are scheduled to vest on June 2, 2023; 833 of the shares are scheduled to vest on January 28, 2024; and 4,722 of the shares are scheduled to vest on June 2, 2024.

(2)
Prior to joining our Board, Dr. Violin served as a consultant for Quellis, pursuant to that certain Consulting Agreement by and between Dr. Violin and Quellis, effective December 26, 2017, as amended (the “Violin Consulting Agreement”). Under the Violin Consulting Agreement, Dr. Violin was entitled to payments of $4,167 per month for services related to the research, development, commercialization and manufacture of any antibody, protein or peptide to treat human disease by binding human plasma kallikrein. The Violin Consulting Agreement became an obligation of the Company in connection with the Quellis Acquisition and was terminated, effective April 30, 2021, as set forth in a termination letter dated April 14, 2021. Dr. Violin received $12,500 in consultant fees pursuant to the Violin Consulting Agreement during 2021.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on our Board of Directors and for service on each committee on which the director is a member. The Chair of the Board of Directors and the chair of each committee receive an additional retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. In 2021 the fees paid to non-employee directors for service on our Board of Directors and for service on each committee of our Board of Directors on which the director is a member were as follows:
	Member Annual Fee	Chair Incremental Annual Fee
Board of Directors	$35,000	$35,000
Audit Committee	$7,500	$12,500
Compensation Committee	$5,000	$5,000
Nominating and Corporate Governance Committee	$3,750	$3,750
Science and Technology Committee	$5,000	$5,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings.
In addition, we make periodic equity grants to our non-employee directors. Under our director compensation program as in effect in 2021 until it was amended, as described below, each new non-employee director elected to our Board of Directors was entitled to receive an option to purchase 2,500 shares of our common stock, with such option vesting in equal annual installments over a three-year period from the date of grant, subject to the director’s continued service as a director. Further, on the date of the first Board of Directors meeting held after each annual meeting of stockholders, each non-employee director that had served on our Board of Directors for at least six months was entitled to receive an option to purchase 1,250 shares of our common stock, with such option vesting in full after a one-year period from the date of grant, subject to the director’s continued service.
In connection with the review and assessment of our equity program for employees, as discussed in the “Executive Compensation” section below, following the Quellis Acquisition and February 2021 Financing, our Board of Directors, in consultation with Aon, amended our director compensation program, to increase the annual stock option grants to non-employee directors that have served on our Board of Directors for at least six months from 1,250 options to 8,333 options and to increase the initial appointment stock option grants to non-employee directors from 2,500 options to 16,666 options. In addition, and for similar reasons that our Board of Directors granted new hire level awards to our employees in 2021 after the Quellis Acquisition, each non-employee director received, in lieu of an annual grant of options, an initial appointment level stock option grant. As a result, each of our non-employee directors received a stock option grant to purchase 16,666 shares as of the 2021 Annual Meeting of Stockholders, with the exception of Dr. Violin and Mr. Callori, who each received a stock option to purchase 14,166 shares in light of each of them having received initial appointment grants of options to purchase 2,500 shares in connection with their appointments to our Board of Directors in January 2021. These 2021 option grants, as with initial appointment grants, vest in equal annual installments over a three-year period from the date of grant, subject to the director’s continued service. The exercise price of all options granted to directors is equal to the fair market value of our common stock on the date of grant. Options granted to non-employee directors become exercisable in full upon a change in control of Astria.
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers:
Name	Age	Position(s)
Jill C. Milne, Ph. D.(1)	54	President and Chief Executive Officer, Director
Noah Clauser	49	Chief Financial Officer
Benjamin Harshbarger	53	Chief Legal Officer
Andrew Nichols, Ph. D.	61	Chief Scientific Officer
Andrew Komjathy	59	Chief Commercial Officer

(1)
The biography of Dr. Milne can be found under “Members of our Board of Directors Continuing in Office” above.

Noah Clauser has served as our Chief Financial Officer since September 2020. Previously, he served as our Vice President, Finance, leading our finance and operations functions since August 2017. Mr. Clauser served as our Senior Director, Finance and Controller, from January 2016 to July 2017, and as our Controller from April 2011 to December 2015. Prior to joining the Company, Mr. Clauser was at Impress Software, an enterprise software company, where he served as Accounting Manager from 2005 to 2009. Mr. Clauser is a licensed Certified Public Accountant in Massachusetts and holds an M.S. in Accounting and a B.S. in Management from the University of Massachusetts at Boston.
Benjamin Harshbarger has served as our Chief Legal Officer since June 2021 and served as our General Counsel from June 2020 to June 2021. Prior to joining the Company, Mr. Harshbarger served as Interim Chief Executive Officer and General Counsel at Novelion Therapeutics Inc., a biotech company (“Novelion”), from November 2018 to December 2019. Mr. Harshbarger was General Counsel of Aegerion Pharmaceuticals, Inc. (a biotech company and subsidiary of Novelion) (“Aegerion”), and subsequently Novelion, following their merger from August 2016 to November 2018, and Acting General Counsel of Aegerion, from September 2015 to July 2016. Aegerion filed for Chapter 11 bankruptcy (reorganization) in the state of New York as part of its sale to a third party, which closed in September 2019. After the sale, Aegerion emerged from the reorganization and was acquired by Amryt Pharma plc and Novelion became a non-operating holding company. Novelion went into voluntary receivership (with shareholder approval) in Vancouver, British Columbia in January 2020. Prior to these roles, Mr. Harshbarger served as the Vice President, EMEA Legal Counsel and the Vice President, Deputy General Counsel at Aegerion from 2012 to 2015, and before Aegerion, served in legal roles of increasing responsibility at Cubist Pharmaceuticals, Inc., a biopharmaceutical company, ViaCell Inc., a biotechnology company, and Biogen Inc., a biotechnology company. Mr. Harshbarger received his J.D. from Boston College Law School and his B.A. in Political Science from the University of Richmond.
Andrew Nichols, Ph.D., has served as our Chief Scientific Officer since October 2016. Previously, he served as our Senior Vice President, Research and Development from February 2014 to October 2016. From October 2013 to February 2014, Dr. Nichols was Associate Vice President, Cardiometabolic Diseases at Merck Research Labs, a pharmaceutical research company, leading drug discovery and early clinical development programs. Dr. Nichols was also Associate Vice President/Executive Director, In Vivo Pharmacology at Merck Research Labs from August 2010 to October 2013, and Executive Director, In Vivo Sciences at Merck Research Labs from August 2009 to August 2010. Prior to Merck, Dr. Nichols was Vice President of Preclinical Research at Zafgen, a biotechnology company, Vice President of Research at Alinea Pharmaceuticals Inc., a biopharmaceuticals company, Vice President of Drug Discovery Project Leadership at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, and Director of the Alliance Management Group at SmithKline Beecham, a pharmaceutical company. Dr. Nichols holds an M. Phil. and Ph.D. in Cardiovascular Pharmacology from the University of Cambridge, England and a B.Sc. in Pharmacology from the University of Leeds, England.
Andrew Komjathy has served as our Chief Commercial Officer since September 2019. Previously, Mr. Komjathy was the Vice President, Commercial Sales at Alkermes, Inc., a pharmaceutical company, from May 2014 to November 2018. From 2012 to 2014, he was the Vice President, Sales for the U.S. Multiple Sclerosis Business Unit at Genzyme, a pharmaceutical company. From 2005 to 2012, Mr. Komjathy held three Vice President positions at Shire Human Genetic Therapies, a pharmaceutical company, initially as Vice President and General Manager, Commercial Operations in the North American and Asia-Pacific regions, followed by Vice President, Global Franchise Leader for Fabry/Gaucher in Switzerland, and ultimately as Vice President, Commercial Operations. From 1996 to 2005 Mr. Komjathy held positions of increasing responsibility at Biogen, Inc., a biotechnology company. Mr. Komjathy holds an M.B.A. from New York University Stern School of Business and a B.S. in Business Administration from Bucknell University.

EXECUTIVE COMPENSATION
This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (“NEOs”). Our NEOs for 2021 are Jill C. Milne, Andrew Nichols and Noah Clauser. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.
2021 Summary Compensation Table
The following table sets forth information regarding compensation earned in 2021 and 2020 by our NEOs.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jill C. Milne, Ph.D. President and Chief Executive Officer	2021	535,523	—	2,532,483	300,000	1,923	3,369,929
	2020	519,925	194,972	535,341	—	2,063	1,252,301
Andrew Nichols, Ph.D. Chief Scientific Officer	2021	401,695	—	1,085,356	176,746	2,013	1,665,810
	2020	378,958	163,161	214,136	—	2,116	758,371
Noah Clauser Chief Financial Officer	2021	352,000	—	1,085,345	154,880	1,909	1,594,134
	2020	287,018(5)	121,342	241,094	—	1,927	651,381

(1)
The amounts reported in the “Bonus” column represent discretionary cash bonuses awarded to our NEOs in 2020.

(2)
The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our 2021 Annual Report on Form 10-K.

(3)
The amounts reported in the “Non-Equity Incentive Compensation Plan” column represent performance-based cash bonuses awarded to our NEOs in 2021.

(4)
The amounts reported in the “All Other Compensation” column reflect, for each NEO, the cost to us of life insurance premiums paid for the NEO.

(5)
The amount reported for Mr. Clauser’s base salary in 2020 was the amount earned in that year and includes an increase to his salary from $273,620 to $320,000 in connection with his September 2020 promotion to Chief Financial Officer.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives and our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders. In setting executive base salaries and bonus targets, we generally target the 50th percentile of our peer group companies and, for equity incentive awards, which to date have only consisted of stock options, we generally target the 60th percentile of our peer group companies. We do not target a specific mix of compensation among base salary, bonus or equity incentives.
Our Chief Executive Officer typically proposes base salary, cash bonuses for the prior year, target bonuses for the coming year and equity incentive compensation for members of our executive team (excluding herself) to our compensation committee. Our Chief Executive Officer’s proposals are based on our pay philosophy and methodology and in-line with executive compensation for similarly situated executives at our peer group companies. Our compensation committee then typically reviews and discusses the proposals with our Chief Executive Officer for all executives other than our Chief Executive Officer, and approves the base salary, cash bonuses for the prior year, target bonuses for the coming year and equity incentive compensation for such executives. For our Chief Executive Officer, our compensation committee typically reviews and discusses a proposed base salary, cash bonus for the prior year, target bonus for the coming year and equity incentive compensation based upon data presented by the compensation consultant, and presents, discusses and ultimately makes a recommendation to our Board of Directors with respect to each element of her compensation. Our Board of Directors is responsible for the approval of the compensation of our Chief Executive Officer. Our Chief Executive Officer is not present during voting or deliberations regarding her compensation by our compensation committee or our Board of Directors. Our compensation committee engaged Aon, as its independent compensation consultant, to review our executive compensation peer group and program design and assess our executives’ 2021 compensation, including the compensation for our NEOs as described in the table above and this accompanying narrative, relative to our peer group companies as approved by our compensation committee in February 2021. See “Corporate Governance — Committees of our Board of Directors — Compensation Committee” for more information about the engagement of Aon by our compensation committee.
Base salary.   In 2021, we paid annual base salaries to Dr. Milne, Dr. Nichols and Mr. Clauser in the amounts of $535,523, $401,695, and $352,000, respectively. Dr. Milne’s and Dr. Nichols’s 2021 annual base salaries reflect a market-based merit increase of 3% and 6% over their respective 2020 base salaries, respectively, and Mr. Clauser’s 2021 annual base salary reflects a 10% market-based merit increase over his annual base salary as of December 31, 2020. These base salaries were determined using a competitive assessment of similarly situated executives at our peer companies to make them competitive with the 50th percentile as well as to address customary annual base salary increases and to recognize their individual performance. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our NEOs. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Bonuses.   Our Board of Directors, for our Chief Executive Officer, and our compensation committee, for our other NEOs, establish annual bonus targets and, may, in their discretion, award bonuses to our NEOs from time to time. Annual bonus targets for our NEOs consist of a percentage of annual base salary, are based on target bonus percentages for similar executives at our peer companies and are typically established to make these percentages competitive with the 50th percentile of our peer companies. For 2021 our Board of Directors approved the target bonuses for all of our NEOs. The approved target bonuses for 2021 were 50%, 40% and 40% for Dr. Milne, Dr. Nichols and Mr. Clauser, respectively. In addition, our Board of Directors approves pre-specified operational and strategic annual corporate goals that will be considered by our Board of Directors and compensation committee in determining the bonuses to be paid. For the determination of our Chief Executive Officer’s annual bonus, our Board of Directors typically considers only our achievement of corporate goals, and for the determination of annual bonuses for our other NEOs, our compensation committee typically considers both achievement of corporate goals and achievement of individual goals.
The process for determining bonus awards is typically initiated by a review by our Chief Executive Officer with our compensation committee of achievement against corporate goals and individual goals. Our compensation committee then makes the final determination of the amount of such bonus awards for Dr. Nichols and Mr. Clauser and makes a recommendation to our Board of Directors regarding the amount of such bonus award for Dr. Milne. Our Board of Directors makes the final decision about the amount of the bonus award for Dr. Milne. Our 2021 corporate goals were focused on attaining both financial and strategic goals, including advancing our STAR-0215 program, the program that we acquired in the Quellis Acquisition; developing our pipeline; and developing and implementing our corporate and financial strategy. In addition, for Dr. Nichols and Mr. Clauser, our 2021 bonus payouts were based on an assessment of each of Dr. Nichols’ and Mr. Clauser’s individual performance.
Following review and determinations of corporate performance for 2021, our Board of Directors determined that our corporate goals were achieved at 110% of target and that the individual performance goals of Dr. Nichols and Mr. Clauser were each achieved at 110% of target. In addition, our Board of Directors exercised its discretion to slightly increase Dr. Milne’s annual bonus amount from $294,537 to

$300,000 in light of Dr. Milne’s individual performance during the year. Dr. Nichols and Mr. Clauser received an annual bonus for 2021 performance in the amounts of $174,746 and $154,880, respectively.
Equity incentives.   We believe that equity grants, which we have to date made in the form of stock option grants, provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with time-based vesting promote executive retention because such vesting incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, we typically grant stock option awards to each executive officer and our other employees both at the start of employment and on an annual basis. We also typically grant stock options awards in connection with promotions and from time to time in connection with significant achievements. For grants in connection with initial employment, vesting begins on the initial date of employment and for other grants, vesting begins on the grant date. Time vested stock option grants to our executives and other employees typically vest 25% on the first anniversary of grant or, in the case of new hire grants, the initial employment date, if earlier, and 2.0833% per month thereafter, through the fourth anniversary of the vesting commencement date, and have a term of 10 years from the grant date. The exercise price of all options is equal to the fair market value of our common stock on the date of grant. Equity awards are typically approved by our compensation committee for our NEOs other than our Chief Executive Officer, and by our Board of Directors, based on the recommendation of our compensation committee, for our Chief Executive Officer.
In 2021, as a result of our issuance of shares of common stock and Series X Preferred Stock in the Quellis Acquisition and the February 2021 Financing, the percentage of our fully diluted capitalization that was represented by outstanding stock options under our Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”) and our 2008 Equity Incentive Plan (the “2008 Plan”) was reduced from 4.5% to 1.4%. Similarly, the shares of common stock available for issuance under our 2015 Plan based on our fully diluted shares of common stock immediately prior to the closing of the Quellis Acquisition represented approximately 6.2% of our fully diluted capitalization immediately prior to the Quellis Acquisition and February 2021 Financing, and approximately 1.6% of fully diluted capitalization immediately after the Quellis Acquisition and February 2021 Financing.
In addition, as of March 31, 2021, approximately 78% of our outstanding stock options, exclusive of the options that we assumed in the Quellis Acquisition, as described below, had exercise prices well above our stock price as of March 31, 2021. These stock options had a weighted-average exercise price of $54.96 per share and individual option exercise prices ranging up to $843 per share as compared to the $17.34 per share closing price of our common stock on March 31, 2021. In connection with the Quellis Acquisition, we assumed outstanding Quellis options, all of which were granted to Quellis consultants, that converted into options to purchase 55,414 shares of our common stock; these options have a weighted average exercise price of $1.73.
Accordingly, due to the Quellis Acquisition and the February 2021 Financing, our then existing option holders had a very limited opportunity to participate in any future appreciation in the value of our common stock. Our compensation committee and our Board of Directors believed that such a limited opportunity to participate in appreciation in the value of our common stock resulted in such outstanding options having insufficient retention value for our plan participants, put us at risk of not being able to retain our most experienced and skilled individuals and provided for insufficient alignment of our plan participants’ interests with those of our stockholders.
As a result, our compensation committee, upon the recommendation of Aon and our senior management, approved an annual stock option award program for 2021 that reflected:
•
our fully-diluted capitalization structure and the need to refresh the stock option positions of our employees due to the substantial dilution to their historical stock options;

•
the limited opportunity our employees have to participate in the appreciation in the value of our common stock based on stock options granted to them prior to 2021;

•
that, as a result of our new profile after the Quellis Acquisition and February 2021 Financing, including our larger market capitalization and changes in our executive compensation levels as approved by our compensation committee in February 2021 attributable to evaluating our executive compensation against a new peer group of companies, our existing equity guidelines were below market in comparison to our new peer group and therefore needed to be adjusted upwards starting with the 2021 annual option awards;
•
our goal of maintaining our compensation philosophy and objective for equity incentive compensation of providing equity incentive compensation at the 60th percentile of our peer group companies; and

•
the new focus of our company following the Quellis Acquisition, which amounted to essentially a new start to our Company and, as a result, in the opinion of our compensation committee warranted new hire level option awards for the 2021 annual compensation and performance cycle.

Pursuant to this 2021 annual stock option award program, our Board of Directors granted options to purchase 233,332, 100,000 and 99,999 shares of our common stock to Dr. Milne, Dr. Nichols and Mr. Clauser, respectively, as part of a review of their overall annual compensation. These stock option grants were determined using a competitive assessment of similarly situated executives at our peer companies to make them competitive with the 60th percentile.
Outstanding Equity Awards at 2021 Fiscal Year End Table
The following table sets forth information regarding outstanding stock options held by our NEOs as of December 31, 2021.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jill C. Milne, Ph.D.	371	—	$138.60	12/17/2022
	541	—	$138.60	12/17/2022
	476	—	$138.60	4/16/2023
	972	—	$408.60	3/18/2024
	155	—	$663.00	3/25/2025
	2,666	—	$843.00	7/16/2025
	1,716	—	$274.20	2/10/2026
	749	—	$258.60	9/7/2026
	3,332	—	$74.40	2/8/2027
	3,675	158(1)	$76.80	2/7/2028
	3,833	—	$42.60	9/6/2028
	11,806	4,860(2)	$26.34	2/12/2029
	11,458	13,541(3)	$31.92	2/11/2030
	—	233,332(4)	$17.22	3/31/2031
Andrew Nichols, Ph.D.	972	—	$408.60	3/18/2024
	45	—	$663.00	3/25/2025
	129	—	$663.00	4/29/2025
	432	—	$274.20	2/10/2026
	666	—	$258.60	9/7/2026
	216	—	$347.40	10/2/2026
	1,666	—	$74.40	2/8/2027
	1,598	68(1)	$76.80	2/7/2028
	2,499	—	$42.60	9/6/2028

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
	4,724	1,942 (2)	$26.34	2/12/2029
	4,585	5,414(3)	$31.92	2/11/2030
	—	100,000(4)	$17.22	3/31/2031
Noah Clauser	39	—	$138.60	12/17/2022
	20	—	$138.60	12/17/2022
	19	—	$138.60	4/16/2023
	97	—	$408.60	3/18/2024
	38	—	$570.60	2/11/2025
	43	—	$663.00	3/25/2025
	116	—	$274.20	2/10/2026
	416	—	$258.60	9/7/2026
	333	—	$74.40	2/8/2027
	83	—	$76.20	7/26/2027
	400	16(1)	$76.80	2/7/2028
	833	—	$42.60	9/6/2028
	2,364	969(2)	$26.34	2/12/2029
	1,528	1,805(3)	$31.92	2/11/2030
	1,820	4,012(5)	$41.64	9/16/2030
	—	99,999(4)	$17.22	3/31/2031

(1)
The unvested awards vested in full as of February 7, 2022.

(2)
The unvested awards are scheduled to vest in equal monthly installments through February 12, 2023.

(3)
The unvested awards are scheduled to vest in equal monthly installments through February 11, 2024.

(4)
25% of the unvested awards subsequently vested on March 31, 2022. The remaining unvested awards are scheduled to vest in equal monthly installments through March 31, 2025.

(5)
The unvested awards are scheduled to vest in equal monthly installments through September 16, 2024.

Employment Agreements, Severance and Change in Control Arrangements
Employment Agreements with NEOs
On April 7, 2010, we entered into an employment agreement with Dr. Milne. The employment agreement confirms Dr. Milne’s title, compensation arrangements and eligibility for benefits made available to employees generally. The employment agreement with Dr. Milne provides that she is eligible to receive an annual cash bonus, as determined by our Board of Directors in its sole discretion, based on a percentage of her base salary, which will be subject to adjustment from time to time by our Board of Directors in its sole discretion. Our Board of Directors approved for 2021 a target cash bonus (expressed as a percentage of base salary) of up to 50% for Dr. Milne based on its assessment of our performance against established annual goals.
Our Board of Directors approved for 2021 a target cash bonus of up to 40% of annual base salary for each of Dr. Nichols and Mr. Clauser, as determined in the sole discretion of our Board of Directors, based on its assessment of their respective individual performance and against established annual corporate goals.

Each of Dr. Milne, Dr. Nichols and Mr. Clauser is an employee at will and is entitled to certain benefits upon termination pursuant to our Amended and Restated Severance Benefits Plan (the “Severance Plan”), which was adopted by our Board of Directors in April 2016 and amended and restated in October 2020 by our compensation committee, as further described below.
Severance Plan
The Severance Plan provides our current executive officers, other employees holding the title of vice president or above, as designated by our compensation committee, and future employees holding the title of vice president or above, as designated by our compensation committee (collectively, “Covered Employees”), certain severance benefits upon a termination without cause (as defined in the Severance Plan) or a resignation for good reason (as defined in the Severance Plan), including in each case within one year following a change in control (as defined in the Severance Plan) (each, a “Covered Termination”). Pursuant to the Severance Plan, each Covered Employee who is subject to a Covered Termination is entitled to:
•
continuation of such Covered Employee’s monthly base salary (as defined in the Severance Plan) for a period ranging from 6 months to 18 months (the “Severance Period”) following such termination depending on the title/role of the Covered Employee and the type of Covered Termination;

•
payment by Astria of a portion of the cost of COBRA continuation of benefits coverage for the Covered Employee and their applicable dependents for no longer than the Covered Employee’s applicable Severance Period or until the Covered Employee commences new employment and is eligible for new plan coverage, if sooner, subject to certain conditions set forth in the Severance Plan;

•
any unpaid annual bonus in respect of any completed bonus period which has ended prior to the date of the Covered Employee’s Covered Termination and which our Board of Directors deems granted to the Covered Employee in its discretion pursuant to Astria’s contingent compensation program;

•
in the case of our Chief Executive Officer, a bonus amount equal to one-half of the average annual bonus paid to our Chief Executive Officer over the three calendar years preceding the calendar year in which the Covered Termination occurs, which bonus will be prorated to reflect the number of days served in the calendar year in which such Covered Termination occurs; and

•
in the case of a change in control termination, full vesting of any unvested equity awards.

Receipt of any severance benefits under the Severance Plan requires that the Covered Employee: (a) comply with the provisions of any applicable noncompetition, non-solicitation and other obligations to us and (b) execute and deliver a suitable waiver and release under which the Covered Employee releases and discharges us and our affiliates from and on account of any and all claims that relate to or arise out of the employment relationship between us and the Covered Employee, which release will become binding within 60 days following the Covered Employee’s termination of employment. If a Covered Employee dies following a Covered Termination but before such Covered Employee has received all of the severance benefits to which such Covered Employee is entitled under the Severance Plan, the remaining payments will be made to the Covered Employee’s designated beneficiary or estate.
The Severance Plan provides that the following employees will not be eligible for severance benefits, except to the extent specifically determined otherwise by the Severance Plan’s administrator:
•
an employee who is terminated for cause (as defined in the Severance Plan);

•
an employee who retires, terminates employment as a result of an inability to perform his or her duties due to physical or mental disability or dies;

•
an employee who voluntarily terminates his or her employment, except in the case of a Covered Termination for good reason (as defined in the Severance Plan);

•
an employee who is employed for a specific period of time in accordance with the terms of a written employment agreement; and

•
an employee who promptly becomes employed by another member of the controlled group of entities of which Astria (or its successor in the change in control (as defined in the Severance Plan)) is a member as defined in Sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Severance Plan provides for recoupment of severance benefits under specified circumstances if the Covered Employee fails to comply with the terms of the Severance Plan.
The Severance Plan supersedes (i) existing severance plans and separation policies applying to Covered Employees with respect to any termination that would constitute a Covered Termination and (ii) the provisions of any agreements between any Covered Employee and us that provide for severance benefits.
The following table summarizes the schedule of severance payments our NEOs would receive under the Severance Plan, assuming a qualifying termination occurred on December 31, 2021.
Name	Cash Severance ($)(1)	Bonus ($)(2)	COBRA Continuation ($)(3)	Value of Accelerated Vesting of Equity Awards ($)(4)	Total ($)
Jill C. Milne, Ph.D.
Termination without cause or upon resignation with good reason	535,523	121,106	1,280	—	657,909
Termination upon a change in control	803,284	121,106	1,920	—	926,310
Andrew Nichols, Ph.D.
Termination without cause or upon resignation with good reason	401,695	—	15,621	—	417,316
Termination upon a change in control	401,695	—	15,621	—	417,316
Noah Clauser
Termination without cause or upon resignation with good reason	352,000	—	—	—	352,000
Termination upon a change in control	352,000	—	—	—	352,000

(1)
These amounts represent, in the case of Dr. Milne, 12 months’ base salary for a termination without cause or resignation with good reason and 18 months’ base salary for a termination upon a change of control; and, in the case of Dr. Nichols and Mr. Clauser, 12 months’ base salary; each at the rate in effect immediately prior to the executive’s termination of employment.

(2)
These amounts represent 50% of the average performance bonus received by Dr. Milne for the three most recently completed years.

(3)
These amounts represent paid health coverage for 12 months and, in the case of Dr. Milne for a change in control termination, 18 months’ paid health coverage.

(4)
The values of accelerated vesting of equity awards are based on the intrinsic values of such unvested awards on December 31, 2021 (i.e., the difference between the closing price of our common stock on that date and the exercise price multiplied by the number of shares for which vesting would have been accelerated). The closing price of our common stock on December 31, 2021 was below the exercise price of all equity awards held by our NEOs. As a result, there were no amounts included in this column for any of our NEOs.

We have also entered into employee confidentiality, non-competition and proprietary information agreements with each of our NEOs. Under the employee confidentiality, non-competition and proprietary information agreements, each NEO has agreed (1) not to compete with us during his or her employment and for a period of 18 months after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of 18 months after the termination of his or her employment,

(3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.
401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2021, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2021. Starting in 2022, our 401(k) plan provides for employer matching contributions equal to 100% of employee, including our NEOs, deferral contributions up to $4,000.
Securities Authorized for Issuance under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2021:
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,301,789 (1)	$22.20	3,011,373(2)
Equity compensation plans not approved by security holders	44,944 (3)	$1.65	—
Total	1,346,733	$22.25	3,011,373

(1)
Consists of stock options outstanding as of December 31, 2021, under the 2008 Plan and the 2015 Plan.

(2)
Consists of shares issuable under the 2015 Plan and the 2015 Employee Stock Purchase Plan, but does not reflect an automatic increase that was effective as of January 1, 2022, of 6,078 shares under the 2015 Employee Stock Purchase Plan. The 2015 Employee Stock Purchase Plan provides for further annual increases, to be added as of the first day of each fiscal year, from January 1, 2023, until, and including, January 1, 2026, in an amount equal to the lesser of 6,078 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year and an amount determined by our Board of Directors.

(3)
In January 2021, in connection with the Quellis Acquisition, we assumed certain options that were outstanding under the Quellis Biosciences, Inc. 2019 Stock Incentive Plan (the “Quellis Plan”). Each option to purchase shares of Quellis’ common stock that was outstanding and unexercised immediately prior to the effective time of the Quellis Acquisition, whether or not vested, was converted into and became an option to purchase shares of our common stock. No further awards may be made under the Quellis Plan.

On February 17, 2022, our Board of Directors adopted, upon the recommendation of our compensation committee, our 2022 Inducement Stock Incentive Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards with respect to an aggregate of 300,000 shares of common stock (subject to adjustment as provided in the Inducement Plan). Awards under the Inducement Plan may only be granted to persons who (a) were not previously an employee or director of the Company or (b) are commencing employment with the Company following a bona fide period of non-employment, in either case as an inducement material to the individual’s entering into employment with the Company and in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4). As of April 1, 2022, there were 32,500 shares of common stock subject to outstanding stock options under the Inducement Plan.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ASTRIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Our stockholders are being asked to ratify the appointment by our audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2010.
Our audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, our audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Astria and its stockholders.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
The following table summarizes the fees Ernst & Young LLP billed to us for each of the last two fiscal years.
	Year Ended December 31,
	2021	2020
Audit Fees(1)	$665,500	$566,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	20,600	12,875
All Other Fees(4)	—	—
Total	$686,100	$579,375

(1)
Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements and related services that are normally provided in connection with registration statements.

(2)
Audit-related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2021 or 2020.

(3)
Tax fees consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm.

(4)
There were no such fees incurred in 2021 or 2020.

All such accountant services and fees for 2021 were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.
Pre-Approval Policies and Procedures
Our Board of Directors adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by our audit committee, or the engagement to render the service is entered into pursuant to our audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of our audit committee and approved prior to completion of the audit by our audit committee.
From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, our audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of our audit committee following such approval, management or the independent auditor will report to our audit committee regarding each service actually provided to us pursuant to such pre-approval.
During 2021, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.
Vote Required and Board of Directors Recommendation
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract and retain key executive officers critical to our long-term success, to recognize and reward overall Company performance and each executive officer’s individual performance and level of responsibility, as well as to align our executive officers’ incentives with stockholders’ interests. Under these programs, our NEOs are rewarded for the achievement of key strategic and business goals. The programs consist of a combination of base salary, annual cash bonus, long-term equity incentive compensation and other employee benefits generally available to our employees. The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and our Board of Directors with respect to the fiscal year ended December 31, 2021.
Our Board of Directors is asking stockholders to approve, by casting a non-binding advisory vote “for” the following resolution:
“RESOLVED, that the compensation paid to Astria’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board of Directors (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board of Directors (or any committee thereof). However, our compensation committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Vote Required and Board of Directors Recommendation
The approval, by non-binding advisory vote, of our executive compensation requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
BY VOTING “FOR” THIS PROPOSAL.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 13, 2022, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•
each of our directors and our director nominees;

•
each of our NEOs; and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 13, 2022. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage ownership calculations for beneficial ownership are based on 13,016,955 shares of common stock outstanding as of April 13, 2022. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Astria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 13, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Xontogeny, LLC(1)	1,281,197	9.9%
Affiliates of Perceptive Advisors, LLC(2)	1,281,197	9.9%
RA Capital Management, L.P.(3)	1,262,193	9.7%
Affiliates of Fairmount Funds Management LLC(4)	911,736	7.0%
Affiliates of Rosalind Advisors, Inc.(5)	653,438	5.0%
NEOs and Directors
Jill C. Milne, Ph.D.(6)	119,205	*
Andrew Nichols, Ph.D.(7)	48,720	*
Noah Clauser(8)	38,712	*
Kenneth Bate(9)	8,853	*
Fred Callori(10)	5,556	*
Hugh Cole(11)	8,473	*
Michael D. Kishbauch(12)	8,613	*
Gregg Lapointe(13)	9,305	*
Joanne Beck, Ph.D.(14)	9,306	*
Jonathan Violin, Ph.D.(15)	268,877	2.0%
All current executive officers and directors as a group (12 persons)(16)	594,773	4.0%

*
Represents beneficial ownership of less than 1% of our outstanding stock.

(1)
Based on a Schedule 13D/A filed with the SEC on June 25, 2021, that reported beneficial ownership as of June 8, 2021. Consists of 1,281,197 shares of common stock beneficially owned by Xontogeny, LLC (“Xontogeny”). Christopher Garabedian is the Chairman and Chief Executive Officer of Xontogeny. The address of the principal business office of Xontogeny is 240 Newbury Street, Suite 201, Boston, MA 02116. On June 8, 2021, Xontogeny received 1,190,635 shares of common stock upon the conversion of Series X Convertible Preferred Stock. As of June 8, 2021, Xontogeny reported holdings of 1,090.188 shares of Series X Convertible Preferred Stock, convertible into 181,698 shares of common stock (without giving effect to certain beneficial ownership conversion limitations).

(2)
Based on a Schedule 13D/A filed with the SEC on June 25, 2021, that reported beneficial ownership as of June 8, 2021. Consists of 1,281,197 shares of common stock beneficially owned by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman (“Mr. Edelman”), Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) and Perceptive Xontogeny Venture Fund, L.P. (“Perceptive Xontogeny”). Perceptive Xontogeny Ventures GP, LLC (“GP”) is the general partner of Perceptive Xontogeny. Perceptive Advisors serves as the investment advisor to the Master Fund and Perceptive Xontogeny, and Mr. Edelman is the managing member of Perceptive Advisors and GP. The address of the principal business office of each of foregoing persons is c/o 51 Astor Place, 10th Floor, New York, NY 10003. As of June 8, 2021, Perspective Advisors held 1,281,197 shares of common stock and 30,017.366 shares of Series X Convertible Preferred Stock. As disclosed in its current Schedule 13D/A, the Master Fund holds 130,044 shares of common stock and 4,070.734 shares of Series X Convertible Preferred Stock, and Perceptive Xontogeny holds 1,151,153 shares of common stock and 25,946.632 shares of Series X Convertible Preferred Stock. In the aggregate, when giving effect to their respective beneficial ownership limitations, the Master Fund, Perceptive Xontogeny and Xontogeny beneficially own 2,577,357 shares of common stock, representing 19.8% of the Company’s outstanding shares of common stock.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2022, that reported beneficial ownership as of December 31, 2021. RA Capital Healthcare Fund, L.P. (the “Fund”) directly holds 1,262,193 shares of common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act of any securities of the Company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Company’s common stock. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Peter Kolchinsky and Mr. Rajeev Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky and Mr. Shah expressly disclaimed that they were the beneficial owners of such shares. The address for each of the foregoing persons and entities is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)
Based on a Schedule 13G/A filed with the SEC on February 8, 2022, that reported beneficial ownership as of December 31, 2021. Consists of (i) 292,579 shares owned by Fairmount SPV I, LLC, (ii) 80,158 shares owned by Fairmount SPV II, LLC, (iii) 45,166 shares owned by Fairmount Healthcare Fund GP LLC and (iv) 493,833 shares owned by Fairmount Healthcare Fund II GP LLC. Fairmount Funds Management LLC is the Class A Member of Fairmount SPV II, LLC, Fairmount Healthcare Fund GP LLC is the general partner of Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II GP LLC is the general partner of Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC is the investment manager of Fairmount SPV II, LLC, Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC, as the investment manager, along with Fairmount Healthcare Fund GP LLC and Fairmount Healthcare Fund II GP LLC, as the general partners, exercise voting and investment power over Fairmount SPV II, LLC, Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP, respectively. Fairmount Funds Management LLC disclaims beneficial ownership of securities held by Fairmount SPV II, LLC except to the extent of their pecuniary interest therein. Fairmount Healthcare Fund GP LLC and Fairmount Funds Management

LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund LP, except to the extent of their pecuniary interest therein. Fairmount Healthcare Fund II GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund II LP, except to the extent of their pecuniary interest therein. The address for each of the foregoing persons is c/o Fairmount Funds Management LLC, 2001 Market Street, Suite 2500, Philadelphia, PA 19103.
(5)
Based solely on a Schedule 13G filed with the SEC on January 7, 2022, that reported beneficial ownership as of December 31, 2021. Consists of 653,438 shares of common stock owned by Rosalind Master Fund L.P. as the record holder. Rosalind Advisors, Inc. is the investment advisor to Rosalind Master Fund L.P. and may be deemed to be the beneficial owner of shares held by Rosalind Master Fund L.P. Steven Salamon is the portfolio manager of Rosalind Advisors, Inc., which advises Rosalind Master Fund L.P. Steven Salamon may be deemed to be the beneficial owner of shares held by Rosalind Master Fund L.P. Gilad Aharon is the portfolio manager and member of Rosalind Advisors, Inc. Notwithstanding the foregoing, Rosalind Advisors, Inc. and Mr. Salamon disclaim beneficial ownership of the shares. The address for Rosalind Master Fund L.P. is c/o P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The address for each of Rosalind Advisors, Inc., Steven Salamon and Gilad Aharon is c/o 175 Bloor Street East, Suite 1316, North Tower, Toronto, Ontario, M4W 3R8, Canada.

(6)
Includes 114,828 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(7)
Consists of 48.720 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(8)
Consists of 38,712 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(9)
Consists of 8,853 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(10)
Consists of 5,556 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(11)
Consists of 8,473 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(12)
Consists of 8,613 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(13)
Consists of 9,305 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(14)
Consists of 9,306 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(15)
Includes 5,556 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

(16)
Includes 90 shares of common stock held indirectly and 326,975 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 13, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2020, to which we have been a party, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.
Quellis Acquisition and February 2021 Financing
Upon the closing of the Quellis Acquisition, entities associated with Perceptive Advisors became beneficial owners of more than 5% of our voting securities. Concurrently, one of these entities, Perceptive Xontogeny Ventures, L.P. (“PXV”), and another affiliated entity entered into the stock purchase agreement relating to the February 2021 Financing. Upon the closing of the February 2021 Financing on February 1, 2021, Perceptive Life Sciences Master Fund Ltd. purchased 4,851 shares of Series X Preferred Stock at a purchase price of $3,092.53 per share, for an aggregate purchase price of $15,001,863.03, and PXV purchased 1,617 shares of Series X Preferred Stock at a purchase price of $3,092.53 per share, for an aggregate purchase price of $5,000,621.01.
In addition, in connection with the Quellis Acquisition, the Violin Consulting Agreement became an obligation of the Company. Under the Violin Consulting Agreement, Dr. Violin was entitled to payments of $4,167 per month for services related to the research, development, commercialization and manufacture of any antibody, protein or peptide to treat human disease by binding human plasma kallikrein. The Violin Consulting Agreement was terminated, effective April 30, 2021, as set forth in a termination letter dated April 14, 2021. Dr. Violin received $12,500 in consultant fees pursuant to the Violin Consulting Agreement during 2021.
Underwritten Financings
On February 3, 2020, we closed an underwritten public offering of 881,666 shares of common stock at a public offering price of $30.00 per share, including 115,000 shares issued upon the exercise in full by the underwriter of its over-allotment option (the “January 2020 Financing”). In the January 2020 Financing, entities affiliated with Federated Hermes, Inc., a beneficial owner of more than 5% of our voting securities at that time, purchased 154,166 shares of common stock through the underwriters at the public offering price for an aggregate purchase price of $4.6 million. An entity affiliated with Corriente Advisors, LLC, a beneficial owner of more than 5% of our voting securities at that time, purchased 39,166 shares of common stock through the underwriters at the public offering price for an aggregate purchase price of $1.2 million.
Employment, Severance and Change in Control Agreements
See “Executive Compensation — Employment Agreements, Severance and Change in Control Arrangements” above for a discussion of these arrangements.
Indemnification of Officers and Directors
Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers. In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:
•
the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•
the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•
the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Legal Officer or Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Legal Officer or Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of our audit committee. The policy also provides that alternatively, our Chief Legal Officer or Chief Financial Officer may present a related person transaction arising in the time period between meetings of our audit committee to the chair of our audit committee, who will review and may approve the related person transaction, subject to ratification by our audit committee at the next meeting of our audit committee.
In addition, the policy provides that any related person transaction previously approved by our audit committee or otherwise already existing that is ongoing in nature will be reviewed by our audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by our audit committee, if any, and that all required disclosures regarding the related person transaction are made.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of our compensation committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by our audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that our audit committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar value of the amount involved in the related person transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of business of our Company;

•
whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that our audit committee will review all relevant information available to it about the related person transaction. The policy provides that our audit committee may approve or ratify the related person transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that our audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board of Directors.
Management is responsible for the preparation of the Astria financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Astria financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Astria for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the audit committee received written communications from the independent registered public accounting firm confirming its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of Astria be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD
OF DIRECTORS OF ASTRIA THERAPEUTICS, INC.
Gregg Lapointe, Chair
Kenneth Bate
Hugh Cole

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been made available to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Astria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110, Attention: Corporate Secretary, or telephone: (617) 349-1971. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
Stockholder proposals pursuant to Exchange Act Rule 14a-8 and intended to be presented at our 2023 annual meeting of stockholders must be received by us no later than December 28, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 9, 2023, and no later than March 11, 2023.
Stockholder proposals should be addressed to Astria Therapeutics, Inc., Attention: Corporate Secretary, 100 High Street, 28th Floor, Boston, MA 02110.

OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the proxy made available to stockholders intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors
Jill C. Milne, Ph.D.
President and Chief Executive Officer

PROXYAstria Therapeutics, Inc.PROXY FOR ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON JUNE 9, 2022THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby appoints Jill C. Milne, Noah Clauser and Benjamin Harshbarger, or any of them, eachwith power of substitution, as proxies for the undersigned to vote all shares of Common Stock of AstriaTherapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders AstriaTherapeutics, Inc. to be held on June 9, 2022, and any continuation, adjournment or postponement thereof, ashereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting.The undersigned hereby revokes all proxies previously given.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR”EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. THE PROXIESARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN ASMAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY CONTINUATION, POSTPONEMENTOR ADJOURNMENT THEREOF.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSEDREPLY ENVELOPE.(Continued and to be marked, dated and signed on other side)Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held on June 9, 2022The Proxy Statement and our 2021 Annual Report to Stockholders are available at:https://web.viewproxy.com/atxs/2022. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held on June 9, 2022The Proxy Statement and our 2021 Annual Report to Stockholders are available at:https://web.viewproxy.com/atxs/2022.

Please mark your votes like this ☒

Nominees:

____

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Date ______________________________

Signature ______________________________

Signature (Joint Owners) ______________________________

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

INTERNET

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage paid envelope provided.

The Board of Directors recommendsyou vote FOR the following:FORALL WITHHOLDALL FOR ALLEXCEPT1. The election of three Class I Directors toour Board of Directors, to serve for athree-year term until the 2025 annualmeeting of stockholders☐ ☐ ☐Nominees:(01) Jill C. Milne(02) Fred Callori(03) Michael Kishbauch Please mark your votes like this To withhold authority to vote for any individual nominee(s), mark “For All Except”and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3:2. The ratification of the appointment of Ernst & Young LLP as our independentregistered public accounting firm for the fiscal year ending December 31,2022.☐ FOR ☐ AGAINST ☐ ABSTAIN3 The approval, by non-binding advisory vote, of our executive compensation.☐ FOR ☐ AGAINST ☐ ABSTAINTo transact other business as may properly come before the meeting orany continuation, adjournment or postponement thereof.DateSignatureSignature (Joint Owners)Note: Please sign exactly as your name or names appear on this card. Joint ownersshould each sign personally. If signing as a fiduciary or attorney, please give your exacttitle. DO NOT PRINT IN THIS AREA(Shareholder Name & Address Data)Address Change/Comments:(If you noted any Address Changesand/or Comments above, please markbox.) ☐Please indicate if you plan toattend this meeting ☐CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Astria Therapeutics, Inc., you have the option of voting your shares electronicallythrough the Internet or by telephone, eliminating the need to return the proxy card. Your electronic voteauthorizes the named proxies to vote your shares in the same manner as if you marked, signed, datedand returned the proxy card. Votes submitted electronically over the Internet or by telephone must bereceived by 11:59 p.m., Eastern Time, on June 8, 2022. CONTROL NUMBER PROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet:Go to www.fcrvote.com/ ATXS Have your proxy card availablewhen you access the abovewebsite. Follow the prompts to voteyour shares. TELEPHONE Vote Your Proxy by Phone:Call 1-866-402-3905 Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call. Followthe voting instructions to vote yourshares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxycard, then detach it, and return it inthe postage paid envelopeprovided.